UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2014

INSULET CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Technology Park

Suite 200

Billerica, Massachusetts 01821

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (978) 600-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 5, 2014, Brian K. Roberts announced his resignation as the Chief Financial Officer of Insulet Corporation (the “Company”) effective as of November 6, 2014. On November 5, 2014, Mr. Roberts and the Company entered into a letter agreement concerning his transitional services and his severance (the “Agreement”).

Pursuant to the Agreement, Mr. Roberts will (i) provide transitional services as a non-executive employee of the Company through December 31, 2014 (the “Separation Date”), (ii) be entitled to be paid at his current rate of base salary through the Separation Date, (iii) be entitled to receive as severance salary continuation payments for one year at his current annual base salary, and (iv) be entitled to receive his 2014 bonus in full, payable over one year from the Separation Date.

The Agreement contains restrictive covenants applicable to Mr. Roberts regarding noncompetition, nonsolicitation, nondisparagement and nondisclosure of confidential information and includes a customary release in favor of the Company.

The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Resignation of Brian K. Roberts as Chief Financial Officer

On November 5, 2014, Brian K. Roberts notified the Company that he will resign as the Chief Financial Officer of the Company as of November 6, 2014. Mr. Roberts has agreed to continue his employment with the Company in a non-executive capacity through December 31, 2014 to assist in the transition of his responsibilities.

Appointment of Allison Dorval as Chief Financial Officer

Effective November 6, 2014, Allison Dorval will become the Company’s Chief Financial Officer. Ms. Dorval, age 39, has served since February 2010 as the Vice President, Controller of the Company. Ms. Dorval received a B.S. degree from the University of Vermont and is a certified public accountant.

There are no relationships or related party transactions involving Ms. Dorval or any member of her immediate family required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 5, 2014, the Company issued a press release regarding the resignation of Mr. Roberts and the appointment of Ms. Dorval. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Agreement by and between Insulet Corporation and Brian K. Roberts dated November 5, 2014

99.1	Press Release dated November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

November 5, 2014	By:	/s/ Patrick J. Sullivan
Chief Executive Officer

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